ex-99.B11
                          GOODWIN, PROCTER & HOAR LLP
                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881

                                                       TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231

                               September 11, 1998
The Govett Funds, Inc.
250 Montgomery Street
Suite 1200
San Francisco, California 94104

Ladies and Gentlemen:

     As counsel to The Govett Funds, Inc., a corporation organized under the laws of the State of Maryland (the "Company"), we have been asked to render our opinion in connection with the proposed issuance by the Company of Class A shares of Common Stock, $0.00001 par value per share (the "Shares"), of Govett Emerging Markets Equity Fund, a series of the Company which has been established and designated pursuant to Article V of the Company's Articles of Amendment and Restatement, as amended, all as more fully described in the Prospectus and Statement of Additional Information contained in the Company's Registration Statement on Form N-14 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933.

     We wish to advise you that we have examined such documents and questions of law as we have deemed necessary for purposes of this opinion.

     We do not hold ourselves out as being experts in, and do not express any opinion herein under or with regard to, the laws of any other jurisdiction other than the laws of The Commonwealth of Massachusetts and the Federal laws of the United States of America, subject to the following sentence. In rendering the opinions below with respect to matters of Maryland law, we have relied, with your permission and without independent investigation or review, on the opinion of Piper & Marbury L.L.P. of even date. A copy of that opinion is attached hereto.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland; and

     2. The Shares have been duly authorized for issuance and, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of the sale, will be validly issued, fully paid and non-assessable.

     We consent to a copy of this opinion being filed as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Goodwin, Procter & Hoar LLP

                              GOODWIN, PROCTER & HOAR LLP

Enclosure

Ex-99.B11


                                PIPER & MARBURY
                                    L.L.P.

                             CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET              WASHINGTON
                        BALTIMORE, MARYLAND 21201-3018            NEW YORK
                                 410-530-2530                   PHILADELPHIA
                                 410-530-0480                      EASTON


                               September 11, 1998



The Govett Funds, Inc.
250 Montgomery Street
Suite 1200
San Francisco, CA 94104

     Re:  Registration Statement on Form N-14
          -----------------------------------

Ladies and Gentlemen:

     We have acted as Maryland counsel to The Govett Funds, Inc., a Maryland corporation (the "Company"), in connection with the proposed issuance by the Company of Class A shares of Common Stock, $0.00001 par value per share (the "Shares"), of Govett Emerging Markets Equity Fund, a series of the Company which has been established and designated pursuant to Article V of the Company's Articles of Amendment and Restatement, as amended, all as more fully described in the Prospectus and Statement of Additional Information contained in the Company's Registration Statement on Form N-14 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933. In this capacity, we have examined the charter and bylaws of the Company, the Registration Statement, the corporation action taken by the Company that provides for the authorization and issuance of the Shares, a certificate of the Secretary of the Company, and such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter. In reaching the opinions set forth below, we have assumed all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete.

     Based upon and subject to the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you as follows:

     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland; and
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Ex-99.B11
The Govett Funds, Inc.
September 11, 1998
Page 2

     2. The Shares have been duly authorized for issuance and, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of the sale, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Goodwin, Procter & Hoar LLP are authorized to rely on the opinions stated herein in rendering their opinions to you in connection with the Registration Statement.

                         Very truly yours,

                         /s/ Piper & Marbury L.L.P.